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                                                                     Exhibit l.4

                                 March 25, 2003

Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, IIlinois 60602

RE: Nuveen Preferred and Convertible Income Fund


Ladies and Gentlemen:

As special Massachusets counsel for Nuveen Preferred and Convertible Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no.2 to the Registrant's registration statement on Form N-2 on February 25, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.


                           Very truly yours,


                           /s/ BINGHAM McCUTCHEN LLP